Middlesex Water Company HOLDS Annual meeting

ISELIN, NJ, (May 23, 2012) “Greater efficiencies, stronger infrastructure, more strategic partnerships and a better trained workforce were just a few of the ways Middlesex Water delivered for its customers, communities and shareholders in 2011,” said Dennis W. Doll, Chairman, President and CEO, at the Company’s Annual Meeting of Shareholders held Tuesday, May 22, 2012 at its corporate headquarters. Middlesex Water Company (NASDAQ:MSEX), is a provider of water and wastewater and related services, in New Jersey, Delaware and Pennsylvania.

Management’s presentation at the Annual Meeting of Shareholders is available in the Investor Relations section of the Company’s website www.middlesexwater.com under News & Market Data/Presentations and Interviews.

At the meeting, shareholders of the Company elected Directors John C. Cutting and Dennis Doll, ratified the Audit Committee’s selection of Parente Beard LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 and approved a non-binding advisory resolution approving the compensation of the Company’s named executive officers.

About Middlesex Water Company

Middlesex Water Company, organized in 1897, is an investor-owned water utility, serving customers in central and southern New Jersey and in the State of Delaware.

For additional information regarding Middlesex Water Company, visit the Company’s Web site at www.middlesexwater.com or call (732) 634-1500.

This release contains forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, our long-term strategy and expectations, the status of our acquisition program, the impact of our acquisitions, the impact of current and projected rate requests and the impact of our capital program on our environmental compliance. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: general economic business conditions, unfavorable weather conditions, the success of certain cost containment initiatives, changes in regulations or regulatory treatment, availability and the cost of capital, the success of growth initiatives and other factors discussed in our filings with the Securities and Exchange Commission.

Contact:

Bernadette Sohler, Vice President – Corporate Affairs

Middlesex Water Company

1500 Ronson Road

Iselin, New Jersey 08830

(732) 638-7549

www.middlesexwater.com